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                                                                       Exhibit 1

                     THE PENN INSURANCE AND ANNUITY COMPANY

                  RESOLUTION OF BOARD OF DIRECTORS AUTHORIZING
                ESTABLISHMENT OF PIA VARIABLE ANNUITY ACCOUNT I

                                 July 13, 1994


         RESOLVED, that The Penn Insurance and Annuity Company (the "Company") hereby establishes, pursuant to Section 2932 of the Delaware Insurance Code, as amended, a separate account, designated PIA Variable Annuity Account I (the "Separate Account");

         RESOLVED FURTHER, the Separate Account shall be used for annuity contracts (the "Contracts") which provide for benefits based upon the investment experience of investments held in the Separate Account;

         RESOLVED FURTHER, that the Company is authorized to invest amounts held in subaccounts of the Separate Account in shares of the following funds or portfolios of the following registered investment companies, in accordance with instructions from owners of and payees under the Contracts:

Penn Series Funds, Inc.:                  Growth Equity Fund
                                          Value Equity Fund
                                          Flexibly Managed Fund
                                          International Equity Fund
                                          Quality Bond Fund
                                          High Yield Bond Fund
                                          Money Market Fund

Neuberger & Berman:                       Limited Maturity Bond Portfolio
Advisers Management                       Balance Portfolio
Trust
TCI Portfolios, I:                        TCI Growth Portfolio
Variable Insurance:                       Equity-Income Portfolio
Product Fund                              Growth Portfolio
Variable Insurance:                       Asset Manager Portfolio
Product Fund II


                  RESOLVED FURTHER, the officers of the Company are hereby authorized to take all action necessary to: (a) register the Separate Account as a unit investment trust under the Investment Company Act of 1940; (b) register the Contracts under the Securities Act of 1933 in such amounts as the officers of the Company shall from time to time deem appropriate; (c) apply for such exemptions from, and other orders pursuant to, the Investment Company Act of 1940, as the officers of the Company shall deem necessary or desirable for the Separate Account; and (d) take all other action necessary or desirable to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and all other applicable state and federal laws in connection with the offering of the Contracts and the operation of the Separate Account.